UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 10, 2023

HEPION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or Other Jurisdiction of Incorporation)	(Commission) File Number)	(IRS Employer Identification No.)

399 Thornall Street, First Floor, Edison, NJ 08837

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 902-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HEPA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, Hepion Pharmaceuticals, Inc (the “Company”) held a special meeting of stockholders on December 15, 2022 (the “Meeting”). At the Meeting, the Company’s stockholders approved a proposal to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse split of the Company’s outstanding shares of common stock, par value $0.0001, within a range of one-for-two (1-for-2) to a maximum of a one-for-twenty (1-for-20) split, with the exact ratio to be determined by the Company’s board of directors in its sole discretion.

Following the Meeting, on May 3, 2023 the board of directors approved a one-for-twenty (1-for-20) reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On May 10, 2023, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 4:01 p.m. Eastern Time on May 10, 2023, and the Company’s common stock is expected to begin trading on a split-adjusted basis when the Nasdaq Stock Market opens on May 11, 2023.

When the Reverse Stock Split becomes effective, every 20 shares of the Company’s issued and outstanding common stock will automatically be combined, converted and changed into 1 share of the Company’s common stock, without any change in the number of authorized shares or the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fraction of a share of common stock that would be created as a result of the Reverse Stock Split will be rounded up to the next whole share. Holders of the Company’s common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split. Stockholders of record will be receiving information from the Company’s transfer agent regarding their common stock ownership post-Reverse Stock Split.

The Company’s common stock will continue to trade on the Nasdaq Stock Market LLC under the existing symbol “HEPA”, but the security has been assigned a new CUSIP number (426897 3025).

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01  Other Events.

On May 10, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	3.1	Certificate of Amendment to Certificate of Incorporation of Hepion Pharmaceuticals, Inc.
	99.1	Press release dated May 10, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

   Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 10, 2023	HEPION PHARMACEUTICALS, INC.

	By:	/s/ Robert Foster
Robert Foster
Chief Executive Officer